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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT



        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1st day of December 1997, by and between MICRO THERAPEUTICS, INC., a Delaware corporation (the "Company"), and HAROLD A. HURWITZ, an individual (the "Employee").

                                  R E C I T A L

        The Company desires to employ Employee in the capacity hereinafter stated, and the Employee desires to enter into the employ of the Company in that capacity for the period and pursuant to the terms and conditions set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Employee, intending to be legally bound, hereby agree as follows:

        1. EMPLOYMENT. The Company hereby employs the Employee as the Chief Financial Officer, and Employee accepts such employment and agrees to devote all of his efforts and skills diligently and on such basis as shall be assigned to him by the Company as provided herein in performing his duties hereunder for the benefit of the Company.

        2. TERM. The term of the Employee's employment hereunder shall be for a period of eighteen months (18), commencing on the date of this Agreement, subject to earlier termination as hereafter specified. Thereafter, Employee will continue employment as an "at will" employee of the Company.

        3. POSITION AND DUTIES.

               3.1 SERVICE WITH THE COMPANY. During the term of this Agreement, the Employee agrees to perform such duties and on such basis as shall be assigned to him from time to time by the Company's Chief Executive Officer (the "CEO"), the Board of Directors of the Company; such duties, however, to be commensurate with the Employee's position as the Chief Financial Officer.

               3.2 NO CONFLICTING DUTIES. During the term hereof, the Employee shall not serve as an officer, director, employee, consultant or advisor to any other business; provided, however, that the Employee may serve as a director of another corporation so long as (i) such corporation does not compete, directly or indirectly, with the Company or any of its Affiliates (as defined in Section 8.7), (ii) such services do not adversely effect Employee's ability to perform his duties under this Agreement, and (iii) such service is first approved by the Board of Directors of the Company. The Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and agrees that during the term of this Agreement he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity


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or person which are inconsistent with the provisions of this Agreement.

        4. COMPENSATION.

                4.1 BASE SALARY. As compensation for all services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee a base annual salary of One Hundred Thirty-five Thousand Dollars ($135,000) (the "Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board of Directors, and the Company's Board of Directors shall determine, in its sole discretion, whether Employee's Base Salary shall be increased, such determination to be made on the basis of an evaluation of the Employee's performance, the performance of the Company and such other factors as the Board of Directors deem appropriate.

                4.2 INCENTIVE COMPENSATION PLANS.

                      (i) GENERAL TERMS. Commencing the date hereof, Employee shall become eligible to participate in an incentive compensation plan as specifically provided for herein for 1998 and as later agreed upon for future years based upon the plan developed by the Company and Employee. All amounts to which Employee may be entitled under such incentive compensation plan shall be subject to the provisions of Section 5 below with respect to the effect of any termination of employment on compensation of the Employee and to the provisions, rules and regulations of any such plan.

                      (ii) PAYMENT OF BONUSES. The Company shall pay the bonuses provided in this Section 4.2 on a quarterly basis forty-five (45) days following the end of each calendar quarter.

                      (iii) INCENTIVE STOCK OPTION. Concurrent herewith, the Company shall grant Employee an incentive stock option to purchase Fifty Thousand (50,000) shares of the Company's Common Stock pursuant to the terms and conditions of that certain Incentive Stock Option Agreement of even date herewith, at an exercise price of Five and 75/100 Dollars ($5.75) per share, of which twenty-five percent (25%) of such options shall vest on December 1, 1998 and 1,042 Shares shall vest in equal monthly installments over the next three years, subject to the provisions of such Incentive Stock Option Agreement until 1,030 Shares vest on December 1, 2001.

               4.3 PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in all employee benefit plans or programs generally available to employees of the Company, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate therein.


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               4.4 EXPENSES. In accordance with the Company's policies
established from time to time, the Company will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers, including reimbursement of travel expenses, provided that such travel expenses are approved in advance by the Company.

        5. COMPENSATION UPON THE TERMINATION OF THE EMPLOYEE'S EMPLOYMENT BY THE COMPANY.

               5.1 VOLUNTARY TERMINATION. In the event that the Employee ceases to be employed by the Company by reason of a voluntary termination by Employee pursuant to Section 6.5 below, then he shall not be entitled to any compensation or any other sum other than the portion of his then current Base Salary which has accrued through his date of termination and Employee shall forfeit any Performance Bonus to which the Employee would, but for such termination of employment, be entitled as of the date of termination. All payments required to be made by the Company to the Employee pursuant to this Section 5.1 shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies.

               5.2 INVOLUNTARY TERMINATION FOR CAUSE. In the event that the Employee ceases to be employed by the Company by reason of the termination of Employee's employment by the Company pursuant to Section 6.1, 6.2 or 6.3 below, then he shall not be entitled to any compensation, nor shall the Company have any obligation to pay any sum or have any liability to Employee whether as compensation for his services or as a result of such termination of employment, other than (i) the portion of his then current Base Salary which has accrued through his date of termination, and (ii) only in the event of the termination of Employee's employment pursuant to Section 6.1 or 6.2, Employee shall receive that portion of the Performance Bonus to which the Employee would have been entitled to if he remained in employment through the end of the current quarter multiplied by a fraction the numerator of which is the number of full months Employee was employed by the Company for such quarter and the denominator is three. All payments required to be made by the Company to the Employee pursuant to this Section 5.2 shall be paid in accordance with the Company's normal payroll procedures and policies.

               5.3 INVOLUNTARY TERMINATION WITHOUT CAUSE. In the event that the Employee ceases to be employed by the Company by reason of the involuntary termination of Employee by the Company without Cause pursuant to Section 6.4 below, Employee shall not be entitled to any compensation, nor shall the Company have any obligation to pay any sum or have any liability to Employee, whether as compensation for his services or as a result of such termination of employment, other than (i) the portion of his then current Base Salary which has accrued through his date of termination, and (ii) Employee shall receive that portion of the Performance Bonus to which Employee would have been entitled to if he remained in employment through the end of the then current calendar quarter multiplied by a fraction the numerator of which is the number of full months Employee was employed by the Company for such quarter and the denominator is three. In the event that the Employee ceases to be employed by the Company by reason of the involuntary termination of Employee by the Company without Cause pursuant to Section 6.4 below following a Change of Control of the Company occurring during the first twelve months of the term of this Agreement and such termination occurs within six months of the Change of Control, then the Company shall pay the amounts in items (i) and (ii) above plus the Company shall pay Employee an amount of severance of


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One Hundred Fifty Thousand Dollars ($150,000) ("Severance Amount"). All payments required to be made by the Company to the Employee pursuant to this Section 5.3 shall be paid in a single payment at the time of such termination on a basis in accordance with the Company's normal payroll procedures and policies.

        6. TERMINATION PRIOR TO EXPIRATION OF THE TERM.

               6.1 DISABILITY. Employee's employment shall terminate immediately, without notice, upon the Employee's becoming totally disabled. For purposes of this Agreement, the term "totally disabled" or "total disability" means an inability of Employee, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of 90 or more days during any twelve month period hereunder, as determined by the Company's Board of Directors.

               6.2 DEATH OF EMPLOYEE. Employee's employment shall terminate immediately, without notice, upon the death of Employee.

               6.3 TERMINATION FOR CAUSE. The Company may terminate Employee's employment at any time for "Cause" (as hereinafter defined) immediately upon written notice to Employee. As used herein, the term "Cause" shall mean Employee
(i) commits a material breach of his covenants under this Agreement; (ii) commits an action that (A) under applicable law or government regulations, could either be held to constitute the commission of any felony, or a misdemeanor involving moral turpitude, or subject the Company to significant civil liabilities or penalties, (B) in the reasonable judgment of the CEO or Board of Directors of the Company could materially adversely affect, or has materially adversely affected, the reputation of the Company or any Affiliate, or the relationship of the Company with any client or customer or any government agency; or (iii) has refused or failed to perform any of his material duties to the reasonable satisfaction of the CEO or the Board of Directors of the Company and such refusal or failure has continued after Employee has received at least one (1) written warning specifically advising the Employee of such failure or refusal and the remedial action which are necessary to be taken by him and he has been given a reasonable time period after such warning to take such remedial action.

               6.4 TERMINATION WITHOUT CAUSE. The Company may terminate Employee's employment without Cause immediately upon written notice to Employee.

               6.5 VOLUNTARY TERMINATION. Employee may terminate his employment for any reason or no reason at any time upon thirty (30) days' prior written notice to the Company's CEO; provided, however, that, at the CEO's sole election the effective date of such termination may be shortened to any date between the fifth (5th) and the thirtieth (30th) day following the date of the Employee's notice of termination hereunder.

        7. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Employee, assign its rights and obligations under this Agreement to an Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all


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provisions of this Agreement including this Section 7.

        8. MISCELLANEOUS.

               8.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

               8.2 PRIOR AGREEMENTS. This Agreement together with the employment letter from the Company to Employee and the Employee's Confidentiality Agreement contain the entire agreement of the parties relating to the subject matter hereof and supersedes all agreements and understanding with respect to such subject matter not described herein, and the parties hereto have made no other agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

               8.3 WITHHOLDING TAXES. The Company may withhold from any salary and benefits payable under this Agreement, including, without limitation, the Shares to be delivered hereunder, all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

               8.4 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

               8.5 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               8.6 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the maximum duration, extent or activities which may be validly and enforceably covered under applicable law. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

               8.7 DEFINITIONS. As used in this Agreement, the term "Affiliate" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company. The term "monthly Base Salary" shall refer to an amount equal to one-twelfth of Employee's annual Base Salary. Term "Change of Control" as used in Section 5.3 shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the


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Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

        8.8 COUNTERPART EXECUTION. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

        "Company"

        MICRO THERAPEUTICS, INC. a Delaware corporation


                                  By:     /s/  GEORGE WALLACE
                                     -------------------------------------------
                                     George Wallace, Chief Executive Officer



        "Employee"

                                          /s/  HAROLD HURWITZ
                                     -------------------------------------------
                                     Harold A. Hurwitz


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